Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, 333-66030 and 333-124634 of Imation Corp. on Form S-8 of our report dated July 22, 2005 (July 7, 2006 as to note 24), relating to the consolidated financial statements of Memorex International Inc. for the year ended March 31, 2005 appearing in this Form 8-K/A of Imation Corp.
/s/ Deloitte Touche Tohmatsu
Hong Kong
July 12, 2006